UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 West King Street, Franklin Park, IL		60131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

See description set forth below under “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,” of this Current Report on Form 8-K which is incorporated herein by reference for a description of the 2009 Management Compensation Plan and the Employment Agreement with James A. Risher, the Chief Executive Officer (“CEO”) and President of Del Global Technologies Corp. (the “Company”).

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.  2009 Management Compensation Plan.  On September 11, 2008, the board of directors (the “Board”) of the Company approved certain incentive compensation guidelines (the “Compensation Guidelines”) for certain individuals, including the Company’s executive officers, James A. Risher and Mark A. Zorko (referred to herein as the “Executive Officers”).

Pursuant to the Compensation Guidelines, the Board approved fiscal year 2009 bonus ranges for the Executive Officers based on target bonus amounts pre-established by the Board.  The target bonus amount (as a percentage of fiscal year 2009 base salary) for each of the Executive Officers is as follows: James A. Risher (70%) and Mark A. Zorko (45%).  The Board also approved the use of the following performance metrics under the Compensation Guidelines for fiscal year 2009, which metrics are based on the performance goals of the Company (or specific business unit) established by the Board for fiscal year 2009: Revenue and Operating Income.  The calculated bonuses earned by the Executive Officers will be determined by comparing the Company’s actual performance during fiscal year 2009 against the performance goals for the above-mentioned metrics.  The fiscal year 2009 calculated incentive bonus threshold and maximum amounts will range from 50% of the target bonus amount to 150% of the target bonus amount for the Executive Officers based on the achievement of between 90% and 150% of the performance goals.  No bonus is awarded if actual performance during fiscal year 2009 with respect to the above financial metrics is less than 90% of target.

2.   Risher Employment Agreement.  On September 16, 2008, the Company and Mr. Risher entered into a letter agreement (the “Employment Agreement”) setting forth the terms and provisions governing Mr. Risher’s continued employment as President and CEO of the Company.  A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The following summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such letter.

The Employment Agreement provides for an annual base salary of $320,000.  Mr. Risher will also be provided with a living allowance of $6,200.00 per month, which is “grossed up” for tax purposes.  Mr. Risher is eligible for three weeks paid vacation during the year.  In addition, Mr. Risher will be eligible to receive an annual bonus with a target of 70% of his annual base salary, based on achieving the Company’s annual budget and attaining specific objectives assigned by the Board.  The annual bonus can be anywhere from 0% to 150% of the target.

In the event Mr. Risher terminates his employment with the Company for Good Reason (as defined on in the Employment Agreement), or if the Company terminates his employment without Cause (as defined in the Employment Agreement) (and not, in each case, by reason of Mr. Risher’s death or disability), Mr. Risher will be entitled to continue receiving his full salary, including the living allowance, subject to applicable withholding tax requirements, until August 31, 2009.  Pursuant to the Employment Agreement, Mr. Risher is not entitled to receive any other severance or compensation from the Company in the event his employment with the Company is terminated.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number                       Description
10.1                                           Risher Employment Agreement, dated September 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: September 17, 2008	By:	/s/ Mark A. Zorko
Mark A. Zorko Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                    Description

10.1                                Risher Employment Agreement, dated September 16, 2008.